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                                   EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-30963) of PLATO Learning, Inc. of our report dated June 28, 2006 relating to the financial statements and supplemental schedule of PLATO Learning, Inc. Savings and Retirement Plan, which appears in this Form 11-K.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
June 28, 2006


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